Exhibit 3.18

AMENDED AND RESTATED BY-LAWS
OF
HELI TECH, INC.
An Oregon Corporation

ARTICLE I

SHAREHOLDERS: MEETINGS AND VOTING
Section 1.PLACE OF MEETINGS
Annual meetings of the shareholders shall be held at the office of the corporation or at such other place as may be designated by the directors. Special meetings shall be held at such place as the person or persons calling the meeting shall designate in the notice of such special meeting.
Section 2.ANNUAL MEETINGS
Unless otherwise agreed by the shareholders, the annual meeting of the shareholders shall be held on the 1st day of January of each year, if not a legal holiday, and if a legal holiday, then on the next succeeding business day, at such time as may be prescribed by the Board of Directors and specified in the notice of the meeting. At the annual meeting the shareholders shall elect by vote a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meeting.
Section 3.SPECIAL MEETINGS
Special meetings of the shareholders may be called at any time by the President, a majority of the directors or any two or more directors (whichever is fewer), or the holders of not less than one-tenth of all the shares entitled to vote at such meeting.
Section 4.NOTICE OF MEETINGS
(a)Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than one (1) nor more than fifty (50) days before the date of the meeting, either personally, by mail, or by email (with confirmed read receipt) by or at the directions of the President, the Secretary or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If emailed or delivered personally, such notice shall be effective upon receipt.
(b)When a meeting is adjourned for thirty (30) days or more, or when a redetermination of the persons entitled to receive notice of the adjourned meeting is required by law, notice of the adjourned meeting shall be given as for an original meeting. In all other cases, no notice of the adjournment or of the business to be transacted at the adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.
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Section 5.QUORUM
(c)At any meeting of the shareholders, the holders of a majority of the shares entitled to vote being present in person or represented by proxy shall constitute a quorum for the transaction of business. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.
(d)In the absence of a quorum, a majority of those present in person or represented by proxy may adjourn the meeting from time to time until a quorum shall attend. Any business which might have been transacted at the original meeting may be transacted at the adjourned meeting if a quorum exists.
Section 6.VOTING RIGHTS
The persons entitled to receive notice of and to vote at any shareholders’ meeting shall be determined from the records of the corporation on the date of mailing of the notice or on such other date not more than fifty (50) nor less than one (1) day before such meeting as shall be fixed in advance by the Board of Directors.
Section 7.VOTING OF SHARES BY CERTAIN HOLDERS
(a)Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Amended and Restated By-Laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.
(b)Shares standing in the name of a limited liability company may be voted by such officer, agent or proxy as the operating agreement of such limited liability company may prescribe, or, in the absence of such provision, as the Board of Directors, or such equivalent management body, of such limited liability company may determine.
(c)Shares held by the administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of the trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.
(d)Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereon into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.
(e)A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the shares so transferred.
(f)Neither treasury shares, nor shares of its own stock held by a corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.
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Section 8.PROXIES
Every shareholder entitled to vote or to execute any waiver or consent may do so either in person or by written proxy duly executed and filed with the Secretary of the corporation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.
Section 9.VOTING LISTS
The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least one (1) day before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, with list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
Section 10.SHAREHOLDER APPROVAL REQUIRED
The following actions must be approved by the unanimous vote of the shareholders as set forth herein:
(a)any amendment of the Amended and Restated By-Laws;
(b)any amendment of the Articles of Incorporation; or
(c)the Transfer (as defined in Article VI, Section 6 herein) by any shareholder of shares of the corporation stock, unless such transfer is made pursuant to Article VI, Section 6.
All other matters reserved to the shareholders by applicable law shall be decided by a majority vote of the shareholders present or represented by proxy at any meeting containing a quorum.
ARTICLE II

DIRECTORS: MANAGEMENT
Section 1.POWERS
The business and affairs of the corporation shall be managed by a Board of Directors who shall exercise or direct that exercise of all corporate powers except to the extent shareholder authorization is required by law, the articles of incorporation or these Amended and Restated By-Laws.
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Section 2.NUMBER
The Board of Directors shall consist of two (2) individuals, elected by the shareholders in proportion to their percentage of shares. The number Directors may be changed by the shareholders at any time. A shareholder cannot remove a member of the Board of Directors, with or without cause, that such shareholder did not elect.
Section 3.VACANCIES
(a)A vacancy in the Board of Directors shall exist upon the death, resignation or removal of any director.
(b)Vacancies in the Board of Directors may be filled only by the shareholder that elected the Board member creating the vacancy. Each director so elected shall hold office for the balance of the unexpired term of his predecessor and until his qualified successor is elected and accepts office.
(c)If the Board of Directors accepts the resignation of a director tendered to take effect at a future time, a successor may be elected to take office when the resignation becomes effective.
Section 4.REMOVAL OF DIRECTORS
Each member of the Board of Directors shall only be removed from office by the shareholder that elected such member to the Board of Directors, with or without cause.
Section 5.MEETINGS
(a)Meetings of the Board of Directors shall be held at such place as may be designated from time to time by the Board of Directors or other person calling the meeting.
(b)Annual meetings of the Board of Directors shall be held without notice immediately following the adjournment of annual meetings of the shareholders.
(c)Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the President, by any Vice President or by any two directors.
Section 6.NOTICE OF SPECIAL MEETINGS
(a)Notice of the time and place of special meetings shall be given orally or delivered in writing personally by email (with confirmed read receipt) or by U.S. mail at least 24 hours before the meeting. Notice shall be sufficient if actually received at the required time or if mailed not less than 48 hours before the meetings from the place where the corporation’s principal place of business is located. Notice mailed shall be directed to the address shown on the corporate records or to the director’s actual address ascertained by the person giving the notice.
(b)Notice of the time and place of holding an adjourned meeting need not be given if such time and place be fixed at the meeting adjourned.
(c)Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.
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Section 7.QUORUM AND VOTE
(a)The attendance or active participation by at least two (2) directors at a meeting shall constitute a quorum for the transaction of business. A minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.
(b)Subject to the requirements of Section 8, below, an action approved by a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.
Section 8.DIRECTORS APPROVAL REQUIRED
The following actions must be approved by the unanimous vote of the directors as set forth herein:
(a)the payment of dividends, bonuses, or extraordinary compensation or benefits of any kind to any officer or shareholder of the corporation;
(b)the entering into, or any termination of or amendment to, the employment agreement or other change in the compensation, bonuses, or benefits of any officer of the corporation;
(c)the disposition, sale, or encumbrance of any significant asset, division, or all or substantially all of the corporation’s assets, whether as a part of a single transaction or plan or a related series of transactions, or the merger or consolidation of the corporation with or into any other entity;
(d)any material change in or exit from the corporation’s business, including but not limited to any decision by the corporation to dissolve, seek receivership, or relief under any applicable bankruptcy or reorganization statutes or laws;
(e)adoption of and any material changes to annual capital and operating budgets;
(f)any guarantee of indebtedness of any person or entity by the corporation, or the incurring of any significant or material indebtedness of any kind by the corporation; and
(g)the entering into, modification, or termination of any agreement or contract between the corporation and any officer of the corporation or an entity controlled by an officer of the corporation.
ARTICLE III

OFFICERS
Section 1.DESIGNATION; ELECTION; QUALIFICATION
(a)The officers shall be a President and a Secretary and such Vice Presidents and subordinate officers as the Board of Directors shall from time to time appoint, none of whom need be members of the Board of Directors. The officers shall be elected by, and hold office at the pleasure of, the Board of Directors. Any two offices may be held by the same person.
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(b)A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filed in the manner prescribed in the Amended and Restated By-Laws for regular appointments in such office.
Section 2.COMPENSATION AND TERM OF OFFICE
(a)The compensation and term of office of all the officers of the corporation shall be fixed by the Board of Directors.
(b)Any officer may be removed, either with or without cause, by action of the Board of Directors.
(c)Any officer may resign at any time by giving written notice to the Board of Directors, the President or the Secretary of the corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective, provided that the Board of Directors may reject any post-dated resignation by notice in writing to the resigning officer.
(d)This section shall not affect the rights of the corporation or any officer under any express contract of employment.
Section 3.PRESIDENT
The President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and affairs of the corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall prepare and submit to the Board of Directors, for its approval at its annual meetings, capital and operating budgets for the corporation for the ensuing year. He shall be ex officio a member of all the standing committees, including the executive committee, if any, shall have the general powers and duties of management usually vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Amended and Restated By-Laws.
Section 4.VICE PRESIDENTS
The Vice Presidents, if any, shall perform such duties as the Board of Directors shall prescribe. In the absence or disability of the President, his duties and powers shall be performed and exercised by the senior Vice President as designated by the Board of Directors.
Section 5.SECRETARY
(a)The Secretary shall keep or cause to be kept at the principal office or such other place as the Board of Directors may order, a book of minutes of all meetings of directors and shareholder showing the time and place of the meeting, whether it was regular or special, and if special, how authorized, the notice given, the names of those present at Directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.
(b)The Secretary shall keep or cause to be kept at the principal office or at the office of the corporation’s transfer agent, a share register, or a duplicate share register, showing the names of the shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for such shares, and the number and date of cancellation off certificate surrendered for cancellation.
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(c)The Secretary shall give or cause to be given such notice of the meetings of the shareholders and of the Board of Directors as is required by the Amended and Restated By-Laws. He shall keep the seal of the corporation and affix it so all documents require a seal, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or Amended and Restated By-Laws.
Section 6.TREASURER
The Treasurer, if any, shall be responsible for the funds of the corporation, and pay them out only on the check of the corporation signed in the manner authorized by the Board of Directors.
ARTICLE IV

EXECUTIVE AND OTHER COMMITTEES
Subject to law, the provisions of the articles of incorporation and the Amended and Restated By-Laws, the Board of Directors may appoint an executive committee and such other committees as may be necessary from time to time, consisting of such number of its members and having such powers as it may designate. Such committees shall hold office at the pleasure of the Board.
ARTICLE V

CORPORATE RECORDS AND REPORTS – INSPECTION
Section 1.RECORDS
The corporation shall maintain adequate and correct books, records and accounts of its business and properties. All of such books, records and accounts shall be kept at its place of business as fixed by the Board of Directors from time to time, except as otherwise provided by law.
Section 2.INSPECTION OF BOOKS AND RECORDS
All books, records and accounts of the corporation shall be opened to the inspection by the shareholders in the manner and to the extent required by law.
Section 3.CERTIFICATION AND INSPECTION OF AMENDED AND RESTATED BY-LAWS
The original or a copy of the Amended and Restated By-Laws, and any amendments thereto certified by the Secretary, shall be open to inspection by the shareholders and directors in the manner and to the extent required by law.
Section 4.CHECKS, DRAFTS, ETC.
All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed only by such person or persons and in such manner as shall be approved by the vote of the Board of Directors.
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Section 5.EXECUTION OF DOCUMENTS
The Board of Directors may, except as otherwise provided in the Amended and Restated By-Laws, authorize any officer or agent to enter into any contract or execute any instruments in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or for any amount.
ARTICLE VI

CERTIFICATES AND TRANSFER OF SHARES
Section 1.CERTIFICATES FOR SHARES
(a)Certificates for shares shall be in such form as the Board of Directors may designate, shall designate the state law under which the corporation is organized, shall state the name of the record holder of the shares represented thereby, the number of the certificate, the date of issuance, the number of shares for which it is issued, the par value of such shares, if any, or that such shares are without par value, the rights, privileges, preferences and restrictions of the stock, if any, the provisions as to redemption or conversion, if any, and shall make reference to any liens of restrictions upon transfer or voting.
(b)Every certificate for shares must be signed by the President or a Vice President and the Secretary or an Assistant Secretary or, if the certificate is counter-signed by a transfer agent or registered by a registrar other than the corporation itself or an employee of the corporation, may be authenticated by facsimiles of the signatures of such officers.
Section 2.TRANSFER ON THE BOOKS
Upon surrender to the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue anew certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
Section 3.LOST, STOLEN OR DESTROYED CERTIFICATES
In the event a certificate is represented to be lost, stolen or destroyed, a new certificate shall be issued in place thereof upon such proof of the loss, theft or destruction and upon the giving of any bond or other security as may be required by the Board of Directors.
Section 4.TRANSFER AGENTS AND REGISTRARS
The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation who shall have such powers and duties as the Board of Directors shall specify.
Section 5.CLOSING STOCK TRANSFER BOOKS
The Board of Directors may close the transfer books for a period not exceeding fifty (50) days nor less than one (1) day preceding any annual or special meeting of the shareholders or the day appointed for the payment of a dividend.
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Section 6.TRANSFER RESTRICTIONS
For the purposes of this Article VI, Section 6 and Article I, Section 10 of these Amended and Restated By-Laws, “Transfer” shall be defined as any sale, gift, disposition, disposal, lien, encumbrance, claim, transfer, mortgage, security agreement or the like with regard to any shares of stock of the corporation.
No shares held by any shareholder shall be the subject of a Transfer to another person or entity unless the Transfer is approved unanimously by the shareholders.
ARTICLE VII

GENERAL PROVISIONS
Section 1.PREEMPTIVE RIGHTS
The corporation elects to have preemptive rights.
Section 2.SEAL
The corporate may, but shall not be required, to have a corporate seal.
Section 3.AMENDMENT OF AMENDED AND RESTATED BY-LAWS
(a)Except as otherwise provided for by law, the articles of incorporation or the Amended and Rested By-Laws, the Board of Directors may amend or repeal these Amended and Restated By-Laws or adopt new Amended and Restated By-Laws.
(b)Whenever an amendment or new by-law is adopted, it shall be placed in the minute book with the Amended and Restated By-Laws in the appropriate place. If any bylaw is repealed, the fact of repeal and the date on which the repeal occurred shall be stated in such book and place.
Section 4.WAIVER OF NOTICE
Whenever any notice to any shareholder or director is required by law, the articles of incorporation or the Amended and Restated By-Laws, a waiver of notice in writing signed at any time by the person entitled to notice shall be equivalent to the giving of the notice.
Section 5.ACTION WITHOUT A MEETING
Any action which the law, the articles of incorporation or the Amended and Restated By Laws require or permit the shareholders or directors to take at a meeting may be taken without a meeting if a consent in writing setting forth the action taken is signed by all of the shareholders or directors entitled to vote on the matter. The consent, which shall have the same effect as a unanimous vote of the shareholders or directors, shall be filed in the records of the minutes of the corporation.
These Amended and Restated By-Laws of Heli Tech, Inc. are executed by all of the shareholders of Heli Tech, Inc. as of the date below each signature.
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SOLE SHAREHOLDER:
Dart Helicopter Services, Inc.

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